UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 29, 2005
Post Properties, Inc.
Post Apartment Homes, L.P.
(Exact name of registrant as specified in its charter)

Georgia Georgia	1-12080 0-28226	58-1550675 58-2053632

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia	30327

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 846-5000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) On September 29, 2005, the Board of Directors of Post Properties, Inc. (the “Company”) appointed Stella Ferguson Thayer to the Board of Directors. There are no arrangements or undertakings between Ms. Thayer and any other person pursuant to which Ms. Thayer was selected as director. We expect that Ms. Thayer will serve on the Company’s Audit Committee and Executive Compensation and Management Development Committee. A copy of the press release announcing the appointment of Ms. Thayer to the Board of Directors is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
     Ms. Thayer, age 64, is an attorney and shareholder of the law firm of Macfarlane Ferguson & McMullen, as well as the President and director of Tampa Bay Downs, Inc. In addition, Ms. Thayer is a member of the Florida Council of 100, the Board of Trustees of Tampa General Hospital Foundation, the Board of Trustees of the University of South Florida Foundation, and the Board of Advisors of Columbia Law School.
     Since the beginning of the Company’s last fiscal year, there have been no relationships or transactions between the Company and Ms. Thayer that are required to be disclosed under Item 404(a) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
     (d)          Exhibits.
Item 99.1     Press Release of Post Properties, Inc., dated October 3, 2005.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST PROPERTIES, INC.
Date: October 4, 2005	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST APARTMENT HOMES, L.P.
Date: October 4, 2005	By:	POST GP HOLDINGS, INC., as General Partner

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Post Properties, Inc., dated October 3, 2005.